UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2008

MASIMO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Parker Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 297-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2008, we entered into a severance plan participation agreement with Mark P. de Raad, our Executive Vice President and Chief Financial Officer, and Yongsam Lee, our Executive Vice President, Operations and Chief Information Officer. The participation agreements, or Agreements, are governed by the terms and conditions of our 2007 Severance Protection Plan, or Severance Plan, which became effective on July 19, 2007.

Administration. The Severance Plan is administered by the compensation committee of our board of directors, unless the board of directors designates another committee or other persons to administer the Severance Plan. Subject to the terms and conditions of the Severance, Plan, the administrator of the Severance Plan, or Plan Administrator, has full authority necessary for the general administration and management of the Severance Plan, including full discretion to select individuals who shall be eligible to participate in the Severance Plan, to interpret, construe and apply the provisions of the Severance Plan and the Agreements and to determine all questions relating to eligibility for benefits under the Severance Plan and the Agreements. Subject to certain limitations upon a change in our control, the Plan Administrator also has authority to amend the Severance Plan, extend the term of the Severance Plan and terminate the Severance Plan prospectively.

Severance Benefits. Pursuant to the Severance Plan and the Agreements, Mr. de Raad and Mr. Lee may be eligible to receive either basic severance benefits or change in control severance benefits, but not both.

Basic Severance Benefits.

In order for Mr. de Raad or Mr. Lee to be eligible to receive basic severance benefits under his Agreement, the following conditions must be met:

•	we must terminate the executive’s employment without cause;

•

the executive must execute a general release of claims, a non-disparagement agreement, an intellectual property nondisclosure agreement and a non-competition agreement that covers the period during which the executive is receiving severance benefits under the Severance Plan and his Agreement, as well as any other documentation required by the Plan Administrator;

•

the executive must not have received any change in control severance benefits under the Severance Plan or his Agreement, or any severance benefits equal to or better than the basic severance benefits pursuant to another arrangement between the executive and us; and

•

the executive must waive any and all rights, benefits and privileges to severance benefits that he might otherwise be entitled to receive under any other oral or written plan, employment agreement or arrangement with us.

In the event an executive is entitled to receive basic severance benefits under the Severance Plan and his Agreement:

•

the executive will receive an amount equal to his annual salary determined at the highest rate in effect during the one-year period immediately prior to the date of his termination, which will be paid by us in monthly installments according to our normal payroll practices over the one-year period following his termination;

•	the executive and his qualifying beneficiaries will receive COBRA continuation coverage at our expense during the 12-month period following his termination; and

•	the executive will receive the right to purchase life insurance through us for the 12-month period following his termination.

However, in the event the executive commences new employment during the one-year period following his termination, any income or benefits he receives from his new employment will reduce (on a dollar-for-dollar basis)

the basic severance benefits payable by us under the Severance Plan and his Agreement from the date the executive’s new employment commences.

Change in Control Severance Benefits.

In order for Mr. de Raad or Mr. Lee to be eligible to receive change in control severance benefits under his Agreement, the following conditions must be met:

•

during the period commencing upon a change in control and ending on the 36-month anniversary of the change in control, the executive must have a covered termination, which means that either (i) the executive must terminate his employment with us (or our successor) for good reason or (ii) we (or our successor) must terminate the executive’s employment without cause;

•

the executive must execute a mutual release of claims, a non-disparagement agreement, an intellectual property nondisclosure agreement and a non-competition agreement that covers the period during which the executive is receiving severance benefits under the Severance Plan and his Agreement, as well as any other documentation required by the Plan Administrator;

•

the executive must not have received any basic severance benefits under the Severance Plan or his Agreement, or any severance benefits equal to or better than the change in control severance benefits pursuant to an arrangement between the executive and us; and

•

the executive must waive any and all rights, benefits and privileges to severance benefits that he might otherwise be entitled to receive under any other oral or written plan, employment agreement or arrangement with us.

In the event an executive is entitled to receive change in control severance benefits under the Severance Plan and his Agreement:

•

if the executive has a covered termination because his job as of the date of his Agreement is not offered to him on the date of the change in control, the executive will receive (i) an amount equal to his annual salary determined at the highest rate in effect during the one-year period immediately prior to the date of the covered termination, plus the executive’s average annual bonus over the three-year period prior to the change in control, and (ii) the right to purchase life insurance through us for the 12-month period following his termination; or if the executive has a covered termination for any other reason, the executive will receive (a) an amount equal to two times his annual salary determined at the highest rate in effect during the one-year period immediately prior to the date of the covered termination, plus the executive’s average annual bonus over the three-year period prior to the change in control, and (b) life insurance paid by us for the 12-month period following his termination; and

•	the executive and his qualifying beneficiaries will receive COBRA continuation coverage at our expense during the 12-month period following his termination.

In addition, upon any change in control, 50% of the executive’s unvested stock options and other equity-based awards shall be fully accelerated as of the change in control and 100% of the executive’s unvested stock options and other equity-based awards shall be fully accelerated upon the executive’s termination in the event he becomes entitled to the change in control severance benefits above as a result of a covered termination. Change in control severance amounts payable to the executive will be made in a lump sum cash payment within 30 days following the date the executive has met all of the conditions for his change in control severance.

The Plan Administrator has the right to reduce any change in control severance benefits payable to an executive to avoid triggering any “excess parachute payments” under Section 280G of the Internal Revenue Code. In addition, the Plan Administrator may delay the payment or issuance of any severance or change in control severance benefits for up to six months as necessary to avoid the imposition of additional tax under Section 409A of the Internal Revenue Code.

For purposes of the Severance Plan and the Agreements:

•

“cause” generally means: (i) the refusal or failure by the executive to perform his duties with us or to comply in all respects with our policies or the policies of any affiliate of ours after notice of a deficiency and the executive’s failure to cure the deficiency within three business days following notice from us, unless the executive has delivered a bona fide notice of his termination for good reason to us, and the reason for the executive’s termination has not been cured by us within 30 days of receipt of notice; (ii) the executive’s engagement in illegal or unethical conduct that could be injurious to us or our affiliates; (iii) the executive’s commitment of one or more acts of dishonesty; (iv) the executive’s failure to follow a lawful directive from our chief executive officer; or (v) the executive’s indictment of any felony, or any misdemeanor involving dishonesty or moral turpitude.

•

“change in control” generally means: (i) a merger or consolidation of us, or a sale of all or substantially all of our assets unless more than 50% of the voting securities of the surviving or acquiring entity are held by the stockholders of ours as of immediately prior to the transaction; (ii) the approval by our stockholders of the sale of all or substantially all of our assets; or (iii) without the prior approval of our board of directors, the acquisition by any person or group of securities representing beneficial ownership of 50% or more of our outstanding voting securities.

•

“good reason” generally means, provided that the executive has provided us with notice of one of the following events within 15 days after it occurs and we fail to cure the event within 30 days after receiving notice from the executive: (i) any material reduction by us in the executive’s annual salary; (ii) any requirement that the executive change his principal location of work to any location that is more than 40 miles from the address of our current principal executive offices; or (iii) any material change in the executive’s responsibilities.

Voluntary Resignation. Excluding a resignation for good reason during the period commencing upon a change in control and ending on the 36-month anniversary of the change in control, in the event Mr. de Raad or Mr. Lee wishes to voluntarily resign from his employment at any time during which the Severance Plan and his Agreement are effective, each has agreed to provide us with six months advance notice of his resignation.

Agreement Termination. Each executive’s Agreement will terminate upon the executive’s termination for any reason that does not constitute a termination entitling the executive to basic or change in control severance benefits or if we terminate the Severance Plan in our role as the Severance Plan sponsor prior to the time the executive becomes entitled to any severance under the Severance Plan and his Agreement.

The foregoing description of the Severance Plan and the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Plan, Mr. de Raad’s Agreement and Mr. Lee’s Agreement, which are filed as exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1(1)	2007 Severance Protection Plan, effective July 19, 2007.

10.2	2007 Severance Protection Plan Participation Agreement, dated January 11, 2008, by and between Masimo Corporation and Mark P. de Raad.

10.3	2007 Severance Protection Plan Participation Agreement, dated January 11, 2008, by and between Masimo Corporation and Yongsam Lee.

(1)	Previously filed as Exhibit 10.42 to the Company’s Registration Statement on Form S-1 (File No. 333-142171) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASIMO CORPORATION

Date: January 17, 2008	By:	/s/ Mark P. de Raad
Mark P. de Raad Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1(1)	2007 Severance Protection Plan, effective July 19, 2007.

10.2	2007 Severance Protection Plan Participation Agreement, dated January 11, 2008, by and between Masimo Corporation and Mark P. de Raad.

10.3	2007 Severance Protection Plan Participation Agreement, dated January 11, 2008, by and between Masimo Corporation and Yongsam Lee.

(1)	Previously filed as Exhibit 10.42 to the Company’s Registration Statement on Form S-1 (File No. 333-142171) and incorporated herein by reference.